PRESS RELEASE

Whitehawk Therapeutics Reports First Quarter 2026 Financial Results and Recent Highlights

Phase 1 trials for HWK-007 and HWK-016 are ongoing; an IND submission for HWK-206 is on track for mid-2026

Cash, cash equivalents and short-term investments balance of $123.0 million as of March 31, 2026, anticipated to fund operations into 2028

MORRISTOWN, NJ, May 7, 2026 /PRNewswire/ -- Whitehawk Therapeutics, Inc. (Nasdaq: WHWK), a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved antibody drug conjugate (ADC) cancer treatments, today announced financial results for the quarter ended March 31, 2026, and provided recent corporate highlights.

“This quarter reflects continued progress across our pipeline as we advance Phase 1 dose-escalation studies for HWK-007 and HWK-016, with a third IND planned for HWK-206 mid-year,” said Dave Lennon, PhD, President and CEO of Whitehawk Therapeutics. “We remain focused on high quality execution as we build toward initial data anticipated in 1H 2027, with the goal of delivering meaningful benefits for patients.”

Q1 2026 and Recent Operational Highlights:

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Continued to enroll patients into ongoing Phase 1 dose-escalation trials for HWK-007 and HWK-016.
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HWK‑007 is being evaluated in patients with non-squamous, EGFR wild-type non-small cell lung cancer; platinum-resistant ovarian cancer; and endometrial cancer (NCT07444814).
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HWK‑016 is being evaluated in patients with advanced ovarian and endometrial cancers (NCT07470853).

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Presented comprehensive data highlighting preclinical proof-of-concept for Whitehawk’s next-generation ADC portfolio underpinned by its proprietary Carbon Bridge Cysteine Re-pairing (CBCR) platform. Data presented at the American Association for Cancer Research (AACR) Annual Meeting 2026 demonstrate a consistent preclinical profile for HWK-007, HWK-016 and HWK-206 characterized by potent tumor regressions, high plasma stability and favorable tolerability in non‑human primates, coupled with low systemic levels of free payload.

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Presented real-world analysis confirming MUC16 as a highly expressed clinically relevant target for gynecologic cancers. Whitehawk presented data at the Society of Gynecologic Oncology (SGO) 2026 Annual Meeting that established MUC16 as the highest-expressing ADC target in ovarian cancer, at least two-fold higher than other emerging targets, and showed MUC16 is highly and stably expressed in the most aggressive and most common subtypes of endometrial cancer.

PRESS RELEASE

First Quarter 2026 Financial Results:

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Cash, cash equivalents and short-term investments as of March 31, 2026, were $123.0 million as compared to $145.7 million as of December 31, 2025. Cash is anticipated to fund operations into 2028 based on current plans.

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Research and development expenses were $17.2 million for the three months ended March 31, 2026, including development milestone expenses of $5.3 million under our license agreement with WuXi Biologics, as compared to $8.8 million for the quarter ended March 31, 2025.

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Net loss for the three months ended March 31, 2026, was $22.2 million as compared to a net income of $73.0 million for the three months ended March 31, 2025. The prior year quarter included an $87.4 million gain on the sale of Aadi Subsidiary.

Anticipated Milestones:

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HWK-206 – plan to submit an Investigational New Drug application to the U.S. Food and Drug Administration in mid-2026 for HWK-206 in small-cell lung cancer and neuroendocrine tumors; Phase 1 recruitment planned to start in Q3 2026.

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HWK-007 and HWK-016 – ongoing recruitment into Phase 1 trials, with initial results expected in 1H 2027.

About Whitehawk Therapeutics

Whitehawk Therapeutics is a clinical-stage oncology therapeutics company applying advanced technologies to established tumor biology to efficiently deliver improved cancer treatments. Whitehawk's advanced three-asset ADC portfolio is engineered to overcome the limitations of first-generation predecessors to deliver a meaningful impact for patients with difficult-to-treat cancers. These assets are in-licensed from WuXi Biologics under an exclusive development and global commercialization agreement. More information on the Company is available at www.whitehawktx.com and connect with us on LinkedIn.

Forward-Looking Statements

This press release contains certain forward-looking statements regarding the business of Whitehawk Therapeutics that are not a description of historical facts within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the Company's current beliefs and expectations and may include, but are not limited to, statements relating to: the potential therapeutic value and market opportunity for the Company's ADC portfolio; plans related to the Company's development of its portfolio of ADC assets, including the anticipated timing of the submission of an IND in mid-2026 for HWK-206 and commencement of recruitment in the related Phase 1 trial in Q3 2026, and initial Phase 1 data from clinical trials for HWK-007 and HWK-016 in 1H 2027; expectations regarding the beneficial characteristics, design features, safety, efficacy, therapeutic effects and the size of the potential targeted markets with respect to the Company's ADC assets; and the sufficiency of the Company's existing capital resources and the expected timeframe to fund the Company's future operating expenses and capital expenditure requirements. Actual results could differ materially

PRESS RELEASE

from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, uncertainties associated with preclinical and clinical development of the ADC portfolio, including potential delays in the commencement, enrollment and completion of clinical trials; failure to demonstrate the efficacy of the ADC portfolio in preclinical and clinical studies; the risk that unforeseen adverse reactions or side effects may occur in the course of testing of the ADC assets; and risks related to the Company's estimates regarding future expenses, capital requirements and need for additional financing.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, including under the caption "Item 1A. Risk Factors," and in Whitehawk's subsequent Quarterly Reports on Form 10-Q, and elsewhere in Whitehawk's reports and other documents that Whitehawk has filed, or will file, with the SEC from time to time and available at www.sec.gov.

All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Whitehawk undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This cautionary statement is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

IR@whitehawktx.com

PRESS RELEASE

WHITEHAWK THERAPEUTICS, INC.
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$34,790	$37,568
Short-term investments	88,253	108,129
Prepaid expenses and other current assets	2,505	3,316
Total current assets	125,548	149,013
Property and equipment, net	2	3
Other assets	1,681	1,814
Total assets	$127,231	$150,830

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,745	$917
Accrued liabilities	9,311	13,602
Total current liabilities	11,056	14,519
Total liabilities	11,056	14,519
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	491,630	489,437
Accumulated other comprehensive (loss) income	(15)	120
Accumulated deficit	(375,444)	(353,250)
Total stockholders’ equity	116,175	136,311
Total liabilities and stockholders’ equity	$127,231	$150,830

PRESS RELEASE

WHITEHAWK THERAPEUTICS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except share data and earnings per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue
Product sales, net	$—	$7,145
Total revenue	—	7,145
Operating expenses
Selling, general and administrative	6,290	12,815
Research and development	17,232	8,788
Cost of goods sold	—	760
Total operating expenses	23,522	22,363
Loss from operations	(23,522)	(15,218)
Other income (expense)
Gain on sale of business	—	87,443
Interest income	1,328	791
Total other income (expense), net	1,328	88,234
Loss (income) before income tax expense	(22,194)	73,016
Income tax expense (benefit)	—	—
Net (loss) income	$(22,194)	$73,016
Other comprehensive loss:
Unrealized loss on investments, net of tax	(135)	(15)
Comprehensive (loss) income	(22,329)	73,001
Net (loss) income per share:
Basic	$(0.32)	$1.84
Diluted	$(0.32)	$1.83
Weighted average shares outstanding:
Basic	69,236,945	39,640,826
Diluted	69,236,945	39,932,539